 Exhibit 99.1

First Colombia Gold Corp. Unwinds Its Acquisition of Singa Energy Solutions

NASHVILLE, TN -- (Marketwired) – July 20, 2016 -- First Colombia Gold Corp. (OTC PINK: FCGD) (“First Colombia” or “The Company”) has made the decision to unwind its purchase and sell agreement with Singa Energy Solutions. The company stated that after detailed discussions with Alexander Misra of Singa Energy Solutions over the past couple of weeks, the companies agreed to part ways and pursue their separate goals and aspirations. “After working together for many months with a Joint Venture and then pursuing the integration of our companies for the past several months, it became apparent that Singa Energy’s heart was in power plant development and First Colombia was aggressively developing its fuel distribution business and continuing to pursue the acquisition of convenience store, retail fuel outlets and that was just creating competing interests,” stated Jason Castenir, CEO of First Colombia Gold Corp. “We truly wish Singa well and know they will be successful in their future endeavors.”

The Company did give an upbeat forecast on the future of the fuel distribution and is targeting very ambitious revenue goals for the third and fourth quarters of the year. “Last quarter we had revenues in excess of two hundred thousand dollars. We are hoping to double that as we close out the year,” stated Mr. Castenir. “We feel like we have several markets where we are poised to make great strides and really begin capturing substantial market share. We think our shareholders will be very excited to see our next filing as well as see what we have in store for the rest of the year.”

Investor Inquiries: info@firstcolombiagoldcorp.com

Website: www.fcgdcorp.com
Email:  info@firstcolombiagoldcorp.com

Disclaimer
This release contains forward-looking statements that are based on beliefs of First Colombia Gold Corp. management and reflect First Colombia Gold Corp.'s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities and Exchange Act of 1934, as amended. When we use in this release the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward looking statements. Such statements reflect the current views of First Colombia Gold Corp. with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. The information contained in this press release is historical in nature, has not been updated, and is current only to the date shown in this press release. This information may no longer be accurate and therefore you should not rely on the information contained in this press release. To the extent permitted by law, First Colombia Gold Corp. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission. This press release incorporates by reference the Company's filings with the SEC including 10K, 10Q, 8K reports and other filings. Investors are encouraged to review all filings. There is no assurance First Colombia Gold Corp. will identify projects of merit or if it will have sufficient financing to implement its business plan. There is no assurance that the Company's due diligence on the potential acquisition of oil and gas assets will be favorable nor that definitive terms can be negotiated. Information in this release includes representations from the private companies referred to which has not been independently verified by the company. A downturn in oil prices would affect the potential profitability of the proposed acquisition negatively.

Contact:
First Colombia Gold Corp.
866-637-2919
info@firstcolombiagoldcorp.com
Source: First Colombia Gold Corp.